UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 5, 2016
Rose Rock Midstream, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, Oklahoma 74136-4216
(Address of principal executive offices)

(918) 524-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), and (e)

As previously reported, Peter L. Schwiering, age 72, advised Rose Rock Midstream GP, LLC (the “General Partner”), the general partner of Rose Rock Midstream, L.P., (the “Partnership”), that he intended to retire as chief operating officer and a director of the General Partner. Mr. Schwiering retired from the General Partner on August 5, 2016. There were no disagreements between Mr. Schwiering and the General Partner or the Partnership on any matter relating to the operations, policies, or practices of the General Partner and the Partnership. Upon his retirement, Mr. Schwiering’s (i) 3,375 shares of SemGroup Corporation (“SemGroup”) restricted stock will vest in full together with associated unvested dividends and (ii) 5,718 restricted unit awards issued by the Partnership will vest in full, together with associated distribution rights. The Partnership is a subsidiary of the SemGroup, which owns its general partner. Mr. Schwiering’s 6,749 outstanding performance-based SemGroup equity awards will vest on a pro rata basis if performance criteria associated with such awards are achieved at the end of the applicable performance periods.

The board of directors of the General Partner eliminated the office of chief operating officer previously held by Mr. Schwiering. Carlin G. Conner, the General Partner’s president and chief operating officer, will oversee the management of the General Partner and the Partnership. Mr. Conner’s background is described under Item 10 of the Partnership’s annual report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016 (the “2016 Form 10-K”). His current compensation with respect to the Partnership is described under Item 11 of the Partnership’s 2016 Form 10-K.

Item 7.01 Regulation FD Disclosure.

On August 5, 2016, the board of directors of the General Partner appointed David Minielly as vice president of the General Partner. Mr. Minielly will report directly to Carlin G. Conner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

By:     Rose Rock Midstream GP, LLC
its general partner

Date: August 5, 2016
By: /s/ William H. Gault
William H. Gault
Corporate Secretary